Exhibit 99.2

Notice of Guaranteed Delivery

for Exchange of Shares of Common Stock

of

PLX Technology, Inc.

for

(I) 0.525 of a Share of Common Stock of

Integrated Device Technology, Inc. and (II) $3.50 in Cash, Per Share

Pursuant to the Prospectus/Offer to Purchase

Dated May 22, 2012

by

Pinewood Acquisition Corp.

a wholly-owned subsidiary of

Integrated Device Technology, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY ON JUNE 20, 2012, AT 12:00 MIDNIGHT, NEW YORK CITY TIME, UNLESS THE OFFER IS EXTENDED.

(Not to be used for Signature Guarantees)

As set forth under “The Offer—Guaranteed Delivery” in the Prospectus/Offer to Purchase, dated May 22, 2012 (as may from time to time be amended, supplemented or finalized, the “Prospectus/Offer to Purchase”), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates representing shares of common stock of PLX Technology, Inc., a Delaware corporation (“PLX”), par value $0.001 per share (the “Shares”), are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed on a timely basis or (iii) if time will not permit all required documents to reach Computershare, the exchange agent for the Offer (the “Exchange Agent”), before the Expiration Date (as defined in the Letter of Transmittal). This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or overnight courier to the Exchange Agent and must include a Guarantee by an Eligible Institution (as defined in the Letter of Transmittal). See the guaranteed delivery procedures described in the Prospectus/Offer to Purchase under “The Offer—Guaranteed Delivery.”

The Exchange Agent for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO COMPUTERSHARE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Pinewood Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Integrated Device Technology, Inc., a Delaware corporation (“IDT”), upon the terms and subject to the conditions set forth in the Prospectus/Offer to Purchase, dated May 22, 2012 (as may from time to time be amended, supplemented or finalized, the “Prospectus/Offer to Purchase”) and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Prospectus/Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):

                                     (please print)

Address(es):

(Zip Code)

☐	Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

DTC Account No.:

Transaction Code No.:

Dated:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company (DTC), the book-entry transfer facility, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees or, in the case of a book-entry transfer of such Shares in the Exchange Agent’s account at DTC, an agent’s message (as defined in the Prospectus/Offer to Purchase) and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the properly completed and duly executed Letter of Transmittal or an agent’s message and certificates for Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.

(Authorized Signature)

Name:

            (Please type or print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.